Exhibit 4.3

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “Supplemental Indenture”), dated as of January 31, 2018, among Time Inc., a Delaware corporation (“Time”), certain of Time’s subsidiaries listed on Schedule I hereto (together with Time, each a “Time Guarantor” and collectively, the “Time Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer and the Guarantors (each as defined in the Indenture referred to below) have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of January 31, 2018, providing for the issuance of an unlimited aggregate principal amount of 6.875% Senior Notes due 2026 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Time Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Time Guarantor shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to Guarantee. Each Time Guarantor hereby agrees as follows:

(a) Along with all Guarantors named in the Indenture, to jointly and severally unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(i) the performance and full punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors and the Time Guarantors shall be jointly and severally obligated to pay the same immediately. This is a guarantee of payment and not a guarantee of collection.

(b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever.

(d) This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Supplemental Indenture, and each Time Guarantor accepts all obligations of a Guarantor under the Indenture.

(e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors (including the Time Guarantors), or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f) Each Time Guarantor also agrees to pay any and all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under Section 10.01 of the Indenture and Section 2 hereof.

(g) As between the Time Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Time Guarantors for the purpose of this Guarantee.

(h) To the extent that the Time Guarantors make a payment under its Guarantee, the Time Guarantors shall be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

(i) Pursuant to Section 10.02 of the Indenture, after giving effect to all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article X of the Indenture, this new Guarantee shall be limited to the maximum amount permissible such that the obligations of such Time Guarantor under this Guarantee will not constitute a fraudulent transfer or conveyance.

(j) This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes and Guarantee, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Note shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(k) In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(l) This Guarantee shall be a general unsecured senior obligation of each Time Guarantor.

(m) Each payment to be made by the Time Guarantors in respect of this Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

(3) Execution and Delivery. Each Time Guarantor agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(4) Merger, Consolidation or Sale of All or Substantially All Assets.

(a) Except as otherwise provided in Section 5.01(c) of the Indenture, each Time Guarantor may not consolidate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i) (A) such Time Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, merger or wind up (if other than the Time Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Time Guarantor, as the case may be, or the laws of the United States, any state or commonwealth thereof, the District of Columbia or any territory thereof (such Time Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(B) the Successor Person, if other than such Time Guarantor, expressly assumes all the obligations of such Time Guarantor under the Indenture and such Time Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee; and

(C) immediately after such transaction, no Default exists; or

(ii) the transaction is made in compliance with Section 4.10 of the Indenture;

(b) Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Time Guarantor under the Indenture and such Time Guarantor’s Guarantee. Notwithstanding the foregoing, (i) each Time Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer and (ii) each Time Guarantor may merge with an Affiliate solely for the purpose or effect of reorganizing such Time Guarantor in a state or commonwealth of the United States, the District of Columbia or any territory thereof.

(5) Releases. The Guarantee of each Time Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Time Guarantor, the Issuer or the Trustee is required for the release of each Time Guarantor’s Guarantee, upon (a) receipt by the Trustee of a notification from the Issuer that such Guarantee be released and (b) the occurrence of any of the following:

(a) any direct or indirect sale, exchange, disposition or other transfer (including by merger, consolidation or otherwise) of the Capital Stock of such Time Guarantor, after which such Time Guarantor is no longer a Restricted Subsidiary, or all or substantially all the assets of such Time Guarantor which sale, exchange, disposition or other transfer is made in a manner not in violation of the applicable provisions of the Indenture;

(b) the release or discharge of the guarantee by such Time Guarantor of the Senior Credit Facilities or the guarantee which resulted in the creation of such Guarantee, in each case except a release or discharge by or as a result of payment under such guarantee;

(c) designation of such Time Guarantor as an Unrestricted Subsidiary in accordance with the provisions set forth under Section 4.07 of the Indenture and the definition of “Unrestricted Subsidiary”;

(d) the Issuer’s exercise of its legal defeasance option or covenant defeasance option as described under Article VIII of the Indenture or the Issuer’s obligations under the Indenture being discharged in a manner not in violation of Article XI; or

(e) the occurrence of a Covenant Suspension Event as described in Section 4.15 of the Indenture; provided that such Guarantee will be reinstated upon the applicable Reversion Date in accordance with Section 4.15(c) of the Indenture.

(6) No Recourse Against Others. No director, officer, employee, incorporator, member or stockholder of the Time Guarantors, in their capacity as such, shall have any liability for any obligations of the Issuer or the Guarantors (including such Time Guarantor) under the Notes, the Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(7) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(8) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

(9) Effect of Headings. The Section headings herein are for convenience of reference only, and are not to be considered part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions.

(10) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Time Guarantor.

(11) Subrogation. Each Time Guarantor shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by each Time Guarantor pursuant to the provisions of Section 2 hereof and Section 10.01 of the Indenture; provided that the Time Guarantors shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all obligations of the Issuer under the Indenture and the Notes shall have been paid in full.

(12) Benefits Acknowledged. Each Time Guarantor’s Guarantee is subject to the terms and conditions set forth in the Indenture. Each Time Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

(13) Successors. All agreements of the Time Guarantors in this Supplemental Indenture shall bind its Successors, except as otherwise provided in Section 2(k) hereof or elsewhere in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Bizrate Insights Inc.

Book-of-The-Month Club, Inc.

Cozi Inc.

Entertainment Weekly Inc.

FanSided Inc.

Health Media Ventures Inc.

Hello Giggles, Inc.

MNI Targeted Media Inc.

NewSub Magazine Services LLC

NSSI Holdings Inc.

SI Digital Games, Inc.

Southern Progress Corporation

Synapse Direct, Inc.

Synapse Group, Inc.

Synapse Retail Ventures, Inc.

Synapse Ventures, Inc.

SynapseConnect, Inc.

TI Administrative Holdings LLC

TI Books Holdings LLC

TI Circulation Holdings LLC

TI Corporate Holdings LLC

TI Distribution Holdings LLC

TI International Holdings Inc.

TI Live Events Inc.

TI Magazine Holdings LLC

TI Marketing Services Inc.

TI Media Solutions Inc.

TI Mexico Holdings Inc.

TI Paperco Inc.

TI Sales Holdings LLC

Time Consumer Marketing, Inc.

Time Customer Service, Inc.

Time Direct Ventures LLC

Time Distribution Services Inc.

Time Inc.

Time Inc. Affluent Media Group

Time Inc. Books

Time Inc. Lifestyle Group

Time Inc. Play

Time Inc. Retail

Time Inc. Ventures

Time Publishing Ventures, Inc.

Viant Technology Holding Inc.

By	/s/ Joseph H. Ceryanec
Name: Joseph H. Ceryanec
Title: President

[Signature Page to First Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By	/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President

[Signature Page to First Supplemental Indenture]

Schedule I

Time Inc.

Bizrate Insights Inc.

Book-of-The-Month Club, Inc.

Cozi Inc.

Entertainment Weekly Inc.

FanSided Inc.

Health Media Ventures Inc.

Hello Giggles, Inc.

MNI Targeted Media Inc.

NewSub Magazine Services LLC

NSSI Holdings Inc.

SI Digital Games, Inc.

Southern Progress Corporation

Synapse Direct, Inc.

Synapse Group, Inc.

Synapse Retail Ventures, Inc.

Synapse Ventures, Inc.

SynapseConnect, Inc.

TI Administrative Holdings LLC

TI Books Holdings LLC

TI Circulation Holdings LLC

TI Corporate Holdings LLC

TI Distribution Holdings LLC

TI International Holdings Inc.

TI Live Events Inc.

TI Magazine Holdings LLC

TI Marketing Services Inc.

TI Media Solutions Inc.

TI Mexico Holdings Inc.

TI Paperco Inc.

TI Sales Holdings LLC

Time Consumer Marketing, Inc.

Time Customer Service, Inc.

Time Direct Ventures LLC

Time Distribution Services Inc.

Time Inc. Affluent Media Group

Time Inc. Books

Time Inc. Lifestyle Group

Time Inc. Play

Time Inc. Retail

Time Inc. Ventures

Time Publishing Ventures, Inc.

Viant Technology Holding Inc.